Exhibit 10.24

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

AMENDED AND RESTATED

JOINT MEMORY DEVELOPMENT AGREEMENT

This Amended and Restated Joint Memory Development Agreement (this “Agreement”), effective as of June 27, 2024 (the “Effective Date”), is made and entered into by and among Kioxia Corporation, a Japanese corporation with a principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-0023, Japan (“KIC”) and SanDisk LLC, a Delaware limited liability company, with a registered address at 951 SanDisk Drive, Milpitas, CA 95035, U. S. A. (“SanDisk”, together with KIC, the “Parties”).

WHEREAS, concurrently with this Agreement, KIC, Kioxia Iwate Corporation, a Japanese corporation, Western Digital Corporation (“WD”), SanDisk, SanDisk (Cayman) Limited, SanDisk (Ireland) Limited, SanDisk Flash B.V., Flash Partners, Ltd. (“Flash Partners”), Flash Alliance, Ltd. (“Flash Alliance”), and Flash Forward, Ltd. (“Flash Forward”) are entering into that certain K2 Ph1 Facility Agreement (the “K2 Ph1 Agreement”), which sets forth, among other things, the terms and conditions for investments in, and the foregoing parties’ rights and obligations with respect to, the K2 Ph1 Facility (as defined in the K2 Ph1 Agreement);

WHEREAS, pursuant to the Master Operative Documents (as defined in the K2 Ph1 Agreement), the Parties have a collaboration for the development and manufacture of NAND Flash Memory Products and BiCS Products and a collaboration for the development of 3D Memory Products;

WHEREAS, the Undertaking (as defined in the K2 Ph1 Agreement) sets forth, among other things, certain rights and obligations of the parties thereto with respect to WD’s participation in activities related to the Collaboration (as defined in the Undertaking), including those contemplated by this Agreement;

WHEREAS, pursuant to that certain Amended and Restated Joint Memory Development Agreement, dated January 31, 2022, between the Parties (the “Prior Agreement”) the Parties have a joint development project to cooperate on the development and management of a pilot line (the “JMD Line”) for the research and development of memory products (the “JMD Project”) pursuant to the roadmap agreed pursuant to the Prior Agreement (as updated from time to time by the Parties pursuant to this Agreement, the “Roadmap”) at the Y1 Facility, Y3 Facility, Y4 Facility, Y5 Facility, New Y2 Facility, Y6 Facility, K1 Facility and the Y7 Ph1 Collaboration Space (each as defined in the K2 Ph1 Agreement and collectively, the “Existing JMD Facilities”); and

WHEREAS, KIC and SanDisk desire to amend and restate the Prior Agreement with the effect of superseding the Prior Agreement from and after the date of this Agreement to reflect the expansion of the JMD Line to the K2 Ph1 Facility (together with the Existing JMD Facilities, the “JMD Facilities”), in addition to the Existing JMD Facilities.

NOW, THEREFORE, the parties agree as follows:

Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them in the K2 Ph1 Agreement or Exhibit A thereto or other referenced agreements.

ARTICLE I.

PURPOSE, JMD COMMITTEE AND EMPLOYEES

Section 1.01 Purpose. The Parties agree to undertake at KIC facilities (primarily at Yokkaichi and Kitakami, as decided by the Committee) the development projects on the detailed development schedule as set forth in the Roadmap in accordance with this Agreement.

Section 1.02 JMD Committee.

(a) Each Party has previously designated three (3) representatives (the “Representatives”) who shall continue to collectively constitute the JMD Committee (the “Committee”). The Parties agree that at least one of the Representatives of each Party shall be based at the Yokkaichi Facility or, if the Kitakami Facility is the only facility used for the JMD Project, at Kitakami (unless otherwise agreed by the Parties) on a substantially full-time basis and involved in day-to-day operations of the JMD Project. The Committee will meet regularly to review, discuss and determine the direction of the JMD Project, including the Roadmap.

(b) The Committee shall be responsible for executing the Roadmap and, among other things, establishing and approving an annual and quarterly budget for the JMD Project. In addition, the Committee shall be responsible for budgeting and including in the Roadmap the transfer of successful technology from the JMD Project into mass production for the joint ventures between the Parties; provided, however, that such transfer shall be considered achieved when the first product in new technology passes qualification testing (such event, the “Qualification Testing”). After Qualification Testing, the JMD Personnel shall provide assistance from time to time to the manufacturing and product engineering organizations with the yield ramp for a technology transferred from the JMD Project.

(c) The Committee may, from time to time, amend and revise the Roadmap, with such amended and restated Roadmap to be provided to each Party and uploaded to the Database (as defined below).

(d) The Committee shall meet at least once during each calendar quarter of the year.

(e) Subject to the prior approval of the Committee, each Party may conduct development activity for Proprietary Products (as defined below) at its sole responsibility and cost, subject to the terms and conditions in this Agreement and any other terms and restrictions imposed by the Committee; provided, that such approval shall not be unreasonably withheld or delayed (the “Proprietary Project”). “Proprietary Product” shall mean any product [***].

(f) [***].

(g) KIC may conduct development activity for technology or products other than NAND Flash Memory Products and BiCS Memory Products (“Non-NAND/BiCS Products”) at its sole discretion and cost; provided [***].

(h) Subject to the approval of JMD Committee and KIC, SanDisk may conduct development activity on Non-NAND/BiCS Products technology on any tool used for the JMD Project under to the same conditions as outlined in subsection (g) above and other terms to be mutually agreed upon using SanDisk’s own resources, with assistance from KIC if necessary to facilitate such use provided that the level of such assistance shall be preapproved by KIC and any actual costs or expenses accruing from such assistance shall be borne by SanDisk. For the avoidance of doubt, such development activity shall not be considered as any commitment or intent of either Party to manufacture any products based on such Non-NAND/BiCS Products technology at the Parties’ joint ventures.

Section 1.03 Committee Appointments.

(a) Each Party shall be entitled to appoint an alternate Representative to serve in the place of any Representative appointed by such Party should any such Representative be unable to attend a meeting. Each Party shall be entitled to invite a reasonable number of observers to all Committee meetings.

(b) Each Representative or alternate Representative shall serve at the pleasure of the designating Party and may be removed as such, with or without cause, and his or her successor designated, by the designating Party. Each Party shall have the right to designate a replacement Representative in the event of any vacancy among such Party’s appointees.

(c) Unless otherwise agreed by the Parties, Flash Alliance shall bear any cost and expense incurred by any Representative based in Yokkaichi and Flash Forward shall bear any cost and expense incurred by any Representative based in Kitakami. For Representatives not based in Yokkaichi or Kitakami, each Party shall bear any cost and expense incurred by any Representative or alternate Representative designated by such Party to serve on the Committee, and no Representative or alternate Representative shall be entitled to compensation from Flash Alliance or Flash Forward for serving in such capacity.

(d) Each Party shall notify the other Party in writing of the name, business address, business telephone, e-mail address and facsimile numbers of each Representative and each alternate Representative that such Party has been appointed to the Committee. Each Party shall promptly notify the other Party, Flash Alliance and Flash Forward of any change in such Party’s appointments or of any change in any such address or number.

(e) Each appointment to the Committee shall remain in effect until the Party making such appointment notifies the other Party, Flash Alliance and Flash Forward in writing of a change in such appointment. The resignation or removal of a Representative shall not invalidate any act of such Representative taken before the giving of such written notice of the removal or resignation of such Representative (or alternate Representative).

Section 1.04 Operation of the Committee.

(a) For purposes of any approval or action taken by the Committee, each of the six (6) Representatives shall have one vote. All of the votes eligible to be cast at any meeting must be voted in favor of any action to be taken by the Committee at such meeting for such action to be approved.

(b) At any meeting of the Committee, a Representative, in the absence of one or more other Representatives appointed by the same Party or an alternate Representative, may cast the vote(s) such absent Representative(s) would otherwise be entitled to cast.

(c) Meetings of the Committee shall be held (i) at Yokkaichi or, if the Kitakami Facility is the only facility used for the JMD Project, at Kitakami or (ii) if agreed by the Committee members, via web conference; provided that the Committee may determine to hold meetings at other locations from time to time.

(d) Regular meetings of the Committee shall be held at least quarterly on such dates and at such times as shall be determined by the Committee and may also be held as jointly required or jointly requested by the Parties.

(e) If the Committee is unable to decide an issue (by agreement of its members), then such issue shall be referred for resolution to the Management Committee (as defined in the FAL Master Agreement) or, if the FAL Master Agreement has been terminated, to the Management Representatives (as defined in the FFL Master Agreement), which shall be vested with final decision making authority. If the Management Committee (as defined in the FAL Master Agreement) or the Management Representatives (as defined in the FFL Master Agreement), as applicable, is unable to resolve the issue, the Parties agree to submit the matter to arbitration pursuant to Section 5.08 of this Agreement.

Section 1.05 [***]

(a) [***]

(b) [***]

(c) [***]

(i) [***]

(ii) [***]

(d) [***]

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(e) [***]

(f) [***]

(g) [***]

(h) [***]

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(v) [***]

(vi) SanDisk JMD Personnel will remain employees of SanDisk. Each Party will indemnify the other Party and Flash Alliance or Flash Forward, as applicable, from any claim by any of such Party’s employees, consultants or agents (such Party being the “Employer”) (A) based on other than willful misconduct of such Employer, its employees, consultants or agents; or (B) that he or she has rights, or is owed obligations, as an employee of the Party that is not the Employer.

(vii) [***]

(viii) [***]

ARTICLE II.

COSTS AND EQUIPMENT ACQUISITION

Section 2.01 Purchased Tools.

(a) In addition to tools owned or controlled by Flash Alliance as of the Effective Date, subject to the appropriate approvals by Flash Alliance and Flash Forward, as applicable, Flash Alliance and Flash Forward, as applicable, shall acquire the applicable tools, as agreed upon from time to time by the Committee and included on a list of Flash Alliance and Flash Forward tools (the “Tool List”), for use by the JMD Project.

(b) From time to time, the Committee shall recommend to the Board of Directors of Flash Alliance (the “FA Board”) or Flash Forward (the “FF Board”), as applicable, additional tools for Flash Alliance or Flash Forward to acquire for the JMD Project.

(c) Once a transaction has been approved by the FA Board and/or the FF Board, an amendment to the Tool List may be made by the Committee with each such amendment to be provided to each Party and uploaded to the Database (as defined below).

(d) The costs of each tool purchased by Flash Alliance or Flash Forward for joint JMD Projects (each a “Joint Tool”) shall be shared 50/50 by the Parties, unless the Parties mutually agree otherwise. Each tool that is assigned to the JMD Project by either Party shall be deemed a “Solely Owned Tool”. Each tool on the Tool List shall be labeled either a Joint Tool or a Solely Owned Tool.

(e) All tools acquired for the JMD Project shall be located at the Y3 Facility, Y4 Facility, Y5 Facility, Y6 Facility, the Y7 Ph1 Collaboration Space and, if the Kitakami Facility is used for the JMD Project, at a JMD Facility at Kitakami, and, only to the extent necessary, the other JMD Facilities, or as otherwise mutually agreed by the Parties.

(f) The Committee will discuss the location of future JMD tools to ensure the overall efficiency of JMD operations.

(g) The Tool List shall be updated on a monthly basis, no later than five days after the last calendar day of each month.

Section 2.02 To the extent that the JMD Project acquires a tool but such tool is not fully utilized by the JMD Line, KIC’s divisions other than its memory division may request to lease and utilize such tools with the compensation calculated on a time usage basis. Such request shall be brought to the Committee for review and shall be granted if the Committee unanimously approves such request.

Section 2.03 Tool Usage Costs of JMD Line.

(a) Each JMD project shall be deemed to be either a joint project or a Proprietary Project.

(b) For joint projects, the tool usage costs shall be as follows:

(i) In the event a Joint Tool is used in Yokkaichi, Flash Alliance shall solely bear the costs of [***], and such costs shall be allocated by Flash Alliance to each Party on a 50/50 basis.

(ii) In the event a Joint Tool is used in Kitakami, Flash Forward shall solely bear the costs of [***], and such costs shall be allocated by Flash Forward to each Party on a 50/50 basis.

(iii) In the event a Solely Owned Tool is used in Yokkaichi, Flash Alliance shall bear the costs of [***], as agreed to by the Parties for the JMD Project, and such costs shall be allocated by Flash Alliance to each Party on a 50/50 basis.

(iv) In the event a Solely Owned Tool is used in Kitakami, Flash Forward shall bear the costs of [***], as agreed to by the Parties for the JMD Project, and such costs shall be allocated by Flash Forward to each Party on a 50/50 basis.

(c) For Proprietary Projects, the tool costs shall be as follows:

(i) In the event a Joint Tool is used, the Proprietary Project sponsor shall solely bear the actually accrued costs of [***], as agreed to by the Parties for the JMD Project.

(ii) In the event a Solely Owned Tool is used, the Proprietary Project sponsor shall bear the costs of [***], as agreed to by the Parties for the JMD Project.

(d) As part of the JMD budget process, the Parties shall meet once every three months to discuss in good faith and agree on the appropriate labor, materials, facilities and other applicable costs of [***] to be applied for the subsequent three-month period using the methodology in this Section 2.03. Each Party shall provide [***] information reasonably necessary for JMD cost allocation, including relevant actual cost information for the prior three-month period, related to the labor, materials, facilities and other applicable costs so that the Parties will have the information necessary to allocate those costs among JMD projects and each Party.

Section 2.04 [***]

(a) [***]

(i) [***]

(ii) [***]

(iii) [***]

(1) [***]

(2) [***]

(3) [***]

(b) [***]

(c) [***]

(d) [***]

(i) [***]

(ii) [***]

(iii) [***]

Section 2.05 No Duplication of Costs or Expenses. It is the intent of the Parties that any payments made by SanDisk under or pursuant to this Agreement and any other agreement between the Parties shall not be duplicative and SanDisk shall in no event be required to pay or contribute more than once for any service, product or research and development work provided under such agreements, if the same service, product or research and development work is provided under more than one agreement.

ARTICLE III.

INTELLECTUAL PROPERTY

Section 3.01 Project Classification. The Committee shall classify each project on the Roadmap and such classification shall appear on the Roadmap contained in the Database (as defined below).

Section 3.02 NAND Projects. For NAND projects on the Roadmap (“NAND Projects”), the intellectual property shall be treated as follows:

(a) Definitions for this Section 3.02:

(i) “Background Technology” shall mean the Technology which has been or will be developed by or for either Party independently of the Development Projects and owned or controlled by such Party prior to or during the term of this Agreement, and which shall be deemed reasonably necessary for the other Party to perform the Development Projects. Background Technology may be either SanDisk Background Technology or KIC Background Technology, as the context requires.

(ii) “Controller Technology” shall mean all developments, ideas, inventions and technical information (whether or not patentable) relating to Flash Memory Controllers and intellectual property rights relating thereto, including, but not limited to, trade secrets, copyrights and maskwork rights, but specifically excluding Patents.

(iii) “Developed Controller Technology” shall mean Controller Technology solely developed by either Party during the term of this Agreement.

(iv) “Developed Products” shall mean Products solely developed by either Party during the term of this Agreement, including solely developed derivatives of Jointly Developed Products; provided, however, that Developed Products shall not include cut-downs of Jointly Developed Products.

(v) “Developed Technology” shall mean Technology solely developed by either Party in the course of the Development Projects.

(vi) “Development Project” shall mean all NAND flash memory development activities undertaken pursuant to the Roadmap.

(vii) “Flash Memory Controller” shall mean any firmware, hardware and/or software that is necessary to operate a NAND flash memory device.

(viii) “Joint Products and Technology” shall mean Jointly Developed Products and Jointly Developed Technology.

(ix) “Jointly Developed Controller” shall mean a Flash Memory Controller developed by KIC and SanDisk during the term of this Agreement.

(x) “Jointly Developed Controller Technology” shall mean Controller Technology developed by KIC and SanDisk during the term of this Agreement.

(xi) “Jointly Developed Patents” shall mean Patents which arise out of the inventions jointly made by the employees of KIC or SanDisk in the course of the Development Projects.

(xii) “Jointly Developed Products” shall mean Products jointly developed by KIC and SanDisk during the term of this Agreement.

(xiii) “Jointly Developed Technology” shall mean Technology jointly developed by KIC and SanDisk in the course of the Development Projects.

(xiv) “KIC Developed Controller” shall mean a Flash Memory Controller solely developed by KIC during the term of this Agreement, including solely developed derivatives of Jointly Developed Controllers.

(xv) “KIC Products and Technology” shall mean KIC Developed Products, KIC Background Technology, KIC Developed Technology, KIC Developed Controller Technology and KIC Developed Controllers.

(xvi) “Patents” shall mean all classes of types of patents, utility models (excluding design patents) and any applications therefor in all countries of the world, which are, now or hereafter, owned or controlled by either Party hereto.

(xvii) “Products” shall mean the NAND Flash Memory devices developed hereunder, but excluding Flash Memory Controllers.

(xviii) “SanDisk Controllers” shall mean SanDisk Developed Controllers, Jointly Developed Controllers, SanDisk Developed Controller Technology and Jointly Developed Controller Technology.

(xix) “SanDisk Developed Controller” shall mean a Flash Memory Controller solely developed by SanDisk during the term of this Agreement, including solely developed derivatives of Jointly Developed Controllers.

(xx) “SanDisk Products and Technology” shall mean SanDisk Developed Products, SanDisk Background Technology, SanDisk Developed Technology and SanDisk Controllers.

(xxi) “Technology” shall mean all developments, ideas, inventions, Test Technology and other technical information (whether or not patentable) relating to Products as well as intellectual property rights relating thereto, including trade secrets, copyrights and maskwork rights, but specifically excluding Patents.

(xxii) “Test Technology” shall mean all developments, ideas, inventions, test programs, test methods, configured and developed hardware and other technical information (whether or not patentable) for all stages of product manufacture, as well as intellectual property rights relating thereto, but specifically excluding Patents, concerning testing of Products and Flash Memory Controllers.

(b) Ownership for NAND Projects.

(i) KIC Products and Technology shall be and remain the exclusive property of KIC, subject to the license granted in accordance with this Section 3.02. From time to time, upon request of SanDisk, KIC shall offer SanDisk, based upon reasonable terms, a non-exclusive, worldwide, non-transferable license, without right to sublicense, to develop, have developed, make, have made, use, sell, modify and otherwise dispose of all or a portion of the KIC Products and Technology.

(ii) KIC Patents shall be and remain the exclusive property of KIC, subject to the licenses granted in accordance with the WD-KIC PCLA (as defined in the K2 Ph1 Agreement).

(iii) SanDisk Products and Technology shall be and remain the exclusive property of SanDisk, subject to the licenses granted in accordance with this Section 3.02. From time to time, upon request of KIC, SanDisk shall offer KIC, based upon reasonable terms, a non-exclusive, worldwide, non-transferable license, without right to sublicense, to develop, have developed, make, have made, use, sell, modify and otherwise dispose of all or a portion of the SanDisk Products and Technology.

(iv) SanDisk Patents shall be and remain the exclusive property of SanDisk, subject to the licenses granted in accordance with the WD-KIC PCLA.

(v) Any right, title and interest in and to Joint Products and Technology shall be jointly owned by KIC and SanDisk. With the exception that neither Party may sublicense or transfer Joint Products and Technology without the prior written consent of the other Party, each of KIC and SanDisk has the right to use, fully exploit, disclose or otherwise dispose of such Joint Products and Technology for any purpose without consent of nor accounting to the other Party.

(vi) Any right, title and interest in and to Jointly Developed Patents shall be jointly owned by KIC and SanDisk. Each Party shall be free to use such Jointly Developed Patents for any purpose and shall have the right to grant non-exclusive licenses to any [***]. Both Parties shall promptly agree on which of them shall file and prosecute the first patent application and which countries’ corresponding applications shall be filed and by whom. All expenses incurred in obtaining and maintaining such patents shall be shared equally by the Parties; provided that if one Party elects not to seek or maintain such patents in any particular country or not to share equally in the expense thereof, the other Party shall have the right to seek or maintain such patents in said country at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint. The Party electing not to seek or maintain such patents shall give the other Party any necessary assistance required for the preparation and prosecution of such patents filed or maintained by the other Party. Jointly Developed Patents shall not be considered “WD Licensed Patents” or “TMC Licensed Patents” as defined in the WD-KIC PCLA.

(c) License for NAND Projects.

(i) Subject to the terms and conditions of this Agreement, KIC hereby grants to SanDisk a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, to use KIC Background Technology provided to SanDisk hereunder to develop, have developed, make, have made, use, sell, modify and otherwise dispose of Products, SanDisk Controllers and any other controller products designed by or for SanDisk.

(ii) Subject to the terms and conditions of this Agreement, SanDisk hereby grants to KIC a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, to use SanDisk Background Technology provided to KIC hereunder to develop, have developed, make, have made, use, sell, modify and otherwise dispose of Products, KIC Developed Controllers and other controller products not designed or used for file storage.

(iii) Subject to the terms and conditions of this Agreement, SanDisk hereby grants to KIC a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, to make, have made, use, sell, modify and otherwise dispose of any Jointly Developed Controllers.

(iv) It is understood that SanDisk has the right to use, fully exploit, disclose, sublicense, transfer or otherwise dispose of SanDisk Controllers and any other controller product designed by or for SanDisk without consent from or accounting to KIC, even if such SanDisk Controllers or other controller products incorporate any KIC Background Technology.

ARTICLE IV.

OPERATIONS

Section 4.01 Hours of Operation.

(a) KIC, SanDisk and the Parties’ Affiliates shall cause the JMD Line to operate 24 hours per day.

(b) The shift structure of the JMD Project shall be determined by the Committee to ensure that: (a) the JMD Line will function 24 hours a day, seven days a week; (b) the line engineers will be staffed 24 hours a day, seven days a week to provide continuous coverage for the JMD Line; (c) development and support engineers and all other JMD Personnel other than those described in (a) and (b) in this sentence will be staffed as determined by the Committee; provided that the staffing of the JMD Project shall be subject to the operating hours of the Yokkaichi or Kitakami fabs, as applicable.

Section 4.02 Storage of Information and Access to Information.

(a) The JMD Project shall maintain a database (the “Database”) that includes key documents and technical matters related to the JMD Line.

(b) The Database shall include:

(i) the Roadmap, including any amendments thereto;

(ii) the JMD Headcount Plan, including any amendments thereto;

(iii) the JMD Tool List, including any amendments thereto;

(iv) and the items set forth on the Access Rights Table.

(c) Access to the Database will be governed by an access rights table prepared by the Committee (the “Access Rights Table”). The access guidelines will provide access based on the level of each person’s position and job assignment within the JMD Project.

(d) The Committee may, from time to time, amend and revise the Access Rights Table, with such amended and restated Access Rights Table provided to each Party and uploaded to the Database.

ARTICLE V.

MISCELLANEOUS

Section 5.01 Term; Survival.

(a) This Agreement shall become effective on the Effective Date and continue in full force and effect until the later of the termination of (i) the FPL Master Agreement; (ii) the FAL Master Agreement; or (iii) the FFL Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of the Parties. This Agreement shall automatically terminate upon termination of the FPL Master Agreement, the FAL Master Agreement or the FFL Master Agreement, whichever is later.

(b) If either Party fails to perform or breaches any of its material obligations under this Agreement, then, upon [***] written notice specifying such failure or breach, the non-defaulting Party shall have the right to terminate this Agreement forthwith, unless the failure or breach specified in the notice has been cured during the [***] period. Termination of this Agreement pursuant to this Section 5.01 shall not relieve the breaching Party from any liability arising from any breach of this Agreement and such termination shall be without prejudice to any other rights and remedies of the non-breaching Party provided at law or in equity, in addition to the rights and remedies set forth in this Agreement

(c) Either Party shall have the right to terminate this Agreement by giving written notice to the other Party upon the occurrence of any of the following events:

(i) the filing by the other Party of a voluntary petition in bankruptcy or insolvency;

(ii) any adjudication that such other Party is bankrupt or insolvent;

(iii) the filing by such other Party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

(iv) the appointment of a receiver for all or substantially all of the property of such other Party; or

(v) the making by such other Party of any assignment of whole or substantial assets for the benefit of creditors.

This Agreement shall terminate on the thirtieth (30th) day after such notice of termination is given.

(d) Article III and Article V of this Agreement shall each survive the termination or expiration of this Agreement.

Section 5.02 Entire Agreement. This Agreement, together with the exhibits, schedules, appendices and attachments thereto, constitutes the agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter. For the avoidance of doubt, the BiCS LDA and the 3D Collaboration Agreement shall continue in full force and effect and nothing in this Agreement supersedes any provision of the BiCS LDA or of the 3D Collaboration Agreement.

Section 5.03 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state.

Section 5.04 Amendment and Waiver. No amendment to or waiver of this Agreement shall be effective unless it shall be in writing, identify with specificity the provisions of this Agreement that are thereby amended or waived and be signed by each party hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 5.05 Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (except as may be expressly provided in this Agreement) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereto waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The Parties hereto shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the Parties for entering into this Agreement cannot be preserved, this Agreement shall either be renegotiated or terminated by mutual agreement of the Parties.

Section 5.06 Assignment. Except as may otherwise be specifically provided in this Agreement, no party hereto shall transfer (as defined below) this Agreement or any of its rights hereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other Parties) without the prior written consent of each other party hereto (which consent may be withheld in each such other party’s sole discretion), and any such purported transfer without such consent shall be void.

Section 5.07 Remedies.

(a) Except as may otherwise be specifically provided in this Agreement, the rights and remedies of the Parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the Parties hereto would otherwise have.

(b) Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement; provided, however, in the absence of exigent circumstances, the Parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in Section 5.08 hereof until the Parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

(c) “Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which commercial banks are open for business in the State of California or Tokyo, Japan.

Section 5.08 Arbitration. In the event there is a dispute between the Parties (a) that relates to this Agreement and (b) for which there is no specific dispute resolution process already set forth in this Agreement to resolve such dispute, the Parties to this Agreement shall endeavor to settle any dispute that arises between or among them through good faith discussion and mutual agreement. If the Parties cannot resolve such dispute through good faith discussion and mutual agreement, then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce (the “ICC”). The awards of such arbitration shall be final and binding upon the Parties thereto. Each Party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the ICC shall be borne equally by the Parties.

Section 5.09 Indemnity for Bodily Injury and Property Damages. Each Party shall be solely responsible for, and indemnify and hold harmless the other Party from, any direct liability, loss and expense, including those based on claims from a third party, arising out of bodily injury and property damages caused directly by the acts of its own employees.

Section 5.10 Damages Limited. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

Section 5.11 Parties in Interest; Limitation on Rights of Others. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any Person (other than the parties hereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

Section 5.12 Warranty.

(a) Each Party provides to the other Party its technical information on an “as-is” basis only, and does not make any warranty or representation with respect to such technical information for any purpose.

(b) Nothing contained in this Agreement shall be construed as:

(i) a warranty or representation that the manufacture, use, sale or other disposal of semiconductor products by the other Party using any technical information received under this Agreement will be free from infringement of patents or any other intellectual property rights of any third party;

(ii) conferring the other Party any right to use in advertising, publicity or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulations thereof of either Party;

(iii) conferring the other Party, by implication, estoppel or otherwise, any license or other right, except for the licenses and rights expressly granted hereunder; and

(iv) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

Section 5.13 Resolution of Conflicts. In the event of a conflict between this Agreement and any of the FPL Master Agreement, the FAL Master Agreement, the Flash Forward Master Agreement, the New Y2 Agreement, the Y6 Agreement, the K1 Agreement, the Y7 Ph1 Agreement, the K2 Ph1 Agreement or any of the FP Operative Documents, FA Operative Documents, or FF Operative Documents that relates to the JMD Project, the JMD Line or the Roadmap, the terms of this Agreement shall govern. The terms of the BiCS LDA or the 3D Collaboration Agreement shall govern in the event of any conflict between any provision of this Agreement and such other agreements with respect to any rights or obligations (including without limitation intellectual property rights) relating to BiCS Memory Products or 3D Memory Products, respectively.

Section 5.14 Headings. The Article and Section headings of this Agreement are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.

Section 5.15 Counterparts; Effectiveness. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. This Agreement shall not become effective until one or more counterparts have been executed by each Party hereto and delivered to the other Parties hereto.

Section 5.16 Construction. References in this Agreement to any gender include references to all genders, and references in this Agreement to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term “party” when used in this Agreement means a party to this Agreement. References in this Agreement to a party or other Person include their respective permitted successors and assigns. The words “include”, “includes” and “including”, when used in this Agreement, shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references used in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

Section 5.17 Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the parties hereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

Section 5.18 Notices. All notices and other communications to be given to any party under this Agreement shall be in writing and any notice shall be deemed received (x) if delivered by hand, courier or overnight delivery service, when delivered, or (y) if delivered by e-mail, the earlier of (i) when the recipient, by an email sent to the email address for the sending Party stated in this Section 5.18 or by a notice delivered by another method in accordance with this Section 5.18, acknowledges having received that email (provided, however, that an automatic “read receipt” will not constitute acknowledgment of an email for purposes of this Section 5.18(y)(i)) or (ii) when the email is delivered, if followed within two Business Days by delivery of a copy by hand, courier or overnight delivery service, or (z) if delivered by mail, five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and, in each case, shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

(a) If to SanDisk:

SanDisk LLC

5601 Great Oaks Parkway

San Jose, CA 95119 USA

Attention: Chief Executive Officer

Telephone: [***]

Email: [***]

With a copy to:

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, CA 95119 USA

Attention: Chief Legal Officer

Telephone: [***]

Email: [***]

(b) If to KIC:

Kioxia Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Attention: Chief Technology Officer

Telephone: [***]

Email: [***]

With a copy to:

Kioxia Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Attention: Executive Officer, General Manager

Telephone: [***]

E-mail: [***]

(c) If to Flash Alliance:

Flash Alliance

800 Yamanoisshikicho

Yokkaichi, Mie Japan

Attention: President and CEO

With a copy to:

SanDisk LLC

5601 Great Oaks Parkway

San Jose, CA 95119 USA

Attention: Chief Executive Officer

Telephone: [***]

Email: [***]

and

Kioxia Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Attention: Executive Officer, General Manager

Telephone: [***]

E-mail: [***]

(d) If to Flash Forward:

Flash Forward

800 Yamanoisshikicho

Yokkaichi, Mie Japan

Attention: President and CEO

With a copy to:

SanDisk LLC

5601 Great Oaks Parkway

San Jose, CA 95119 USA

Attention: Chief Executive Officer

Telephone: [***]

Email: [***]

and

Kioxia Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Attention: Executive Officer, General Manager

Telephone: [***]

E-mail: [***]

Section 5.19 Non-Disclosure Obligations. Each party hereto agrees as follows:

(a) In this Agreement, “Confidential Information” means information disclosed in written, recorded, graphical or other tangible from which is marked as “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature, and/or orally or in other intangible form, identified as confidential at the time of disclosure and confirmed as confidential information in writing within [***] of its initial disclosure.

(b) For a period of [***] from the date of receipt of the Confidential Information disclosed by one Party (the “Disclosing Party”) hereunder, the receiving Party (the “Receiving Party”) agrees to safeguard the Confidential Information and to keep it in confidence and to use reasonable efforts, consistent with those used in the protection of its own confidential information, to prevent its disclosure to third parties other than its majority-owned subsidiaries, except that the Receiving Party shall not be obligated hereunder in any respect to information which:

(i) is already known to the Receiving Party at the time of its receipt from the Disclosing Party as reasonably evidenced by its written records;

(ii) is or becomes publicly available without breach of this Agreement by the Receiving Party;

(iii) is made available to a third party by the Disclosing Party without restriction on disclosure;

(iv) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement;

(v) is independently developed by the Receiving Party as reasonably evidenced by its written records contemporaneous with such development;

(vi) is disclosed with the prior written consent of the Disclosing Party, provided that each recipient from the Receiving Party shall execute a confidentiality agreement prohibiting further disclosure of the Confidential Information, under terms no less restrictive that those provided in this Agreement;

(vii) is required to be disclosed by the order of a governmental agency or legislative body of a court of competent jurisdiction, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

(viii) is required to be disclosed by applicable securities of other laws or regulations, provided that either Party shall, prior to any such disclosure, provide the other Party with notice which includes a copy of the proposed disclosure. Further, the disclosing Party shall consider the other Party’s timely input with respect to the disclosure.

(c) Receiving Party shall use its reasonable best efforts to limit dissemination of the Disclosing Party’s Confidential Information to such of its employees and employees of its majority-owned subsidiaries who have a need to know such information for the purpose for which such information was disclosed to it. Receiving Party understands that disclosure or dissemination of the Disclosing Party’s Confidential Information not expressly authorized hereunder would cause irreparable injury to the Disclosing Party, for which monetary damages would not be an adequate remedy and the Disclosing Party shall be entitled to equitable relief in addition to any remedies the Disclosing Party may have hereunder or at law.

(d) Nothing contained in this Agreement shall be construed as granting or conferring any rights, licenses or relationships by the transmission of the Confidential Information.

(e) All Confidential Information disclosed hereunder shall remain the property of the Disclosing Party. Upon request by the Disclosing Party, the Receiving Party shall return all Confidential Information, including any and all copies thereof, or certify in writing that all such Confidential Information had been destroyed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers or representatives.

Kioxia Corporation		SanDisk LLC

By:	/s/ Nobuo Hayasaka	By:	/s/ Alper Ilkbahar
Name: Nobuo Hayasaka		Name: Alper Ilkbahar
Title: President and Chief Executive Officer		Title: Chief Executive Officer

[Signature Page to Amended and Restated Joint Memory Development Agreement]